EXHIBIT 5


                                                                   March 1, 1996

PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Dear Sir or Madam:

     As Vice President, Corporate Division Counsel of PepsiCo, Inc. ("PepsiCo"), I have acted as counsel to PepsiCo in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $4,000,000 of Deferred Compensation Obligations which represents unsecured obligations of PepsiCo to pay deferred compensation in the future in accordance with the terms of the Restaurant Deferred Compensation Plan (the "Plan").

     In connection with the opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

     Based upon the foregoing, it is my opinion that the Deferred Compensation Obligations registered pursuant to the Registration Statement to which this opinion is an exhibit, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of PepsiCo, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditor's rights or by general equity principles.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Opinion". In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                               Very truly yours,

                                                         /s/ KATHLEEN ALLEN LUKE
                                              Vice President, Corporate Division
                                                          Counsel, PepsiCo, Inc.